Exhibit 99.1

Autodesk Reports First Quarter Fiscal 2009 Revenue of $599 Million

SAN RAFAEL, Calif., May 15 /PRNewswire-FirstCall/ -- Autodesk, Inc. (Nasdaq: ADSK) today reported revenue of $599 million for the first quarter of fiscal 2009, an increase of 18 percent over the first quarter of fiscal 2008. First quarter net income was $95 million, or $0.41 per diluted share, on a GAAP basis and $117 million, or $0.50 per diluted share, on a non-GAAP basis. Net income in the first quarter of the prior year was $83 million, or $0.34 per diluted share on a GAAP basis, and $107 million, or $0.44 per diluted share on a non-GAAP basis. A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

"Fiscal 2009 is off to a good start with our solid first quarter results," said Carl Bass, Autodesk president and CEO. "International markets, especially emerging economies, continue to underpin our overall revenue growth. We also continue to experience strong growth of our 3D products. Autodesk continues to drive innovative design technologies into a variety of industries - architecture, engineering, manufacturing, media and entertainment - and we will continue to work hard to shape the evolution of industry design trends such as Digital Prototyping and Building Information Modeling."

Operational Highlights

In addition to favorable currency exchange rates, Autodesk's performance in the first quarter of fiscal 2009 was driven by revenue from new seats, continued customer adoption of our 3D design solutions, and strong revenue growth in emerging economies.

Revenue from the emerging economies increased 41 percent over the first quarter of fiscal 2008 to $101 million and represented 17 percent of total revenue.

The outstanding growth in emerging economies led to strong performance in our EMEA and Asia Pacific regions. EMEA revenue was $259 million, an increase of 25 percent as reported over the first quarter of fiscal 2008, and 11 percent at constant currency. Revenue in Asia Pacific was $149 million, an increase of 27 percent as reported year-over-year, and 18 percent at constant currency. Faced with continued economic headwinds, revenue in the Americas increased 4 percent over the first quarter of fiscal 2008 to $191 million, as expected.

Combined revenue from the Company's model-based 3D products, Inventor, Revit, Civil 3D, NavisWorks, and Robobat, increased 37 percent over the first quarter of fiscal 2008 to $146 million and comprised 24 percent of total revenue. Autodesk shipped approximately 35,000 commercial seats of its model-based 3D design products, including 11,500 commercial seats of Inventor and 24,000 seats of its Architecture, Engineering and Construction products - Revit, Civil 3D, and NavisWorks. In addition, revenue from 2D vertical products increased 16 percent compared to the first quarter of fiscal 2008.

Revenue from new seats increased by 23 percent compared to the first quarter of fiscal 2008.

Upgrade revenue and maintenance revenue combined increased 16 percent over the first quarter of fiscal 2008 to $228 million. Maintenance revenue increased 33 percent compared to the first quarter of fiscal 2008 to $167 million, or 28 percent of total revenue. Deferred maintenance revenue increased $40 million sequentially and $130 million compared to the first quarter of fiscal 2008. As expected, total upgrade revenue decreased 14 percent compared to the first quarter of fiscal 2008.

Business Outlook

The following statements are forward-looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below. On May 1, 2008, Autodesk announced its intent to acquire Moldflow Corporation. Moldflow financials are not included in the following numbers.

Second Quarter Fiscal 2009

Net revenue for the second quarter of fiscal 2009 is expected to be in the range of $600 million and $610 million. GAAP earnings per diluted share are now expected to be in the range of $0.40 and $0.42. This is slightly lower than our prior projection due to additional stock-based compensation expenses. Non-GAAP earnings per diluted share are expected to be in the range of $0.52 and $0.54 and exclude $0.09 related to stock-based compensation expense and $0.03 for the amortization of acquisition related intangibles.

Third Quarter Fiscal 2009

Net revenue for the third quarter of fiscal 2009 is expected to be in the range of $605 million and $620 million. GAAP earnings per diluted share are expected to be in the range of $0.42 and $0.45. Non-GAAP earnings per diluted share are expected to be in the range of $0.53 and $0.56 and exclude $0.09 related to stock-based compensation expense and $0.02 for the amortization of acquisition related intangibles.

Full Year Fiscal 2009

For fiscal year 2009, net revenue is expected to be in the range of $2.45 billion and $2.50 billion. Full year GAAP earnings per diluted share are now expected to be in the range of $1.78 and $1.88. This is slightly lower than our prior projection due to additional stock-based compensation expenses. Non-GAAP earnings per diluted share are still expected to be in the range of $2.20 and $2.30 and exclude $0.32 related to stock-based compensation expense and $0.10 for the amortization of acquisition related intangibles.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under "Business Outlook" above, statements regarding anticipated market trends and other statements regarding our expected performance and results. Other factors that could cause actual results to differ materially include the following: general market and business conditions, our performance in particular geographies, including emerging economies, complications or difficulties closing our pending acquisition of Moldflow Corporation, difficulties encountered in integrating new or acquired businesses and technologies or the inability to realize the anticipated benefits of acquisitions, fluctuation in foreign currency exchange rates, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth opportunities, slowing momentum in maintenance or subscription revenues, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to achieve continued cost reductions and productivity increases, failure to achieve continued migration from 2D products to 3D products, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, the financial and business condition of our reseller and distribution channels, interruptions or terminations in the business of the Company's consultants or third party developers, and unanticipated impact of accounting for technology acquisitions.

Further information on potential factors that could affect the financial results of Autodesk are included in the Company's reports on Form 10-K for the year ended January 31, 2008 which is on file with the Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Earnings Conference Call and Webcast

Autodesk will host its first quarter conference call today at 5:00 p.m. EDT. The live announcement may be accessed at http://www.autodesk.com/investors or by dialing 800-561-2813 or 617-614-3529 (passcode: 38361016). An audio webcast or podcast of the call will be available at 7:00 pm EDT at http://www.autodesk.com/investors. This replay will be maintained on our website for at least twelve months. An audio replay will also be available for one month beginning at 7:00 pm EDT by dialing 888-286-8010 or 617-801-6888 (passcode: 41192095).

About Autodesk

Autodesk, Inc. is the world leader in 2D and 3D design software for the manufacturing, building and construction, and media and entertainment markets. Since its introduction of AutoCAD software in 1982, Autodesk has developed the broadest portfolio of state-of-the-art digital prototyping solutions to help customers experience their ideas before they are real. Fortune 1000 companies rely on Autodesk for the tools to visualize, simulate and analyze real-world performance early in the design process to save time and money, enhance quality and foster innovation. For additional information about Autodesk, visit http://www.autodesk.com.

Note: AutoCAD, Autodesk, Civil 3D, Inventor, Revit, NavisWorks, and Robobat are either registered trademarks or trademarks of Autodesk, Inc., in the US and/or other countries. All other brand names, product names or trademarks belong to their respective holders.

Investors:
David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033
Katie Blanchard, katherine.blanchard@autodesk.com, 415-507-6034

Press:
Pam Pollace, pam.pollace@autodesk.com, 415-547-2441
Colleen Rubart, colleen.rubart@autodesk.com, 415-547-2368

Autodesk, Inc.
Consolidated Statements of Income
(In millions, except per share data)

	Three Months Ended
	April 30,
	2008	2007
	(Unaudited)
Net revenues:
License and other	$432.2	$383.2

Maintenance	166.6	125.4

Total net revenues	598.8	508.6

Cost of license and other revenues	55.8	50.5

Cost of maintenance revenues	2.0	2.2

Total cost of revenues	57.8	52.7

Gross margin	541.0	455.9

Operating Expenses:

Marketing and sales	223.9	192.5

Research and development	143.7	114.7

General and administrative	53.5	47.3

Total operating expenses	421.1	354.5

Income from operations	119.9	101.4

Interest and other income, net	6.9	9.8

Income before income taxes	126.8	111.2

Provision for income taxes	(32.2)	(27.9)

Net income	$94.6	$83.3

Basic net income per share	$0.42	$0.36

Diluted net income per share	$0.41	$0.34

Shares used in computing basic net income per share	226.2	231.2

Shares used in computing diluted net income per share	232.6	243.8

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	April 30,	January 31,
	2008	2008
	(Unaudited)	(Audited)

ASSETS:

Current assets:
Cash and cash equivalents	$909.1	$917.9
Marketable securities	32.9	31.4
Accounts receivable, net	333.5	386.5
Deferred income taxes	96.7	98.1
Prepaid expenses and other current assets	51.2	47.9
Total current assets	1,423.4	1,481.8

Marketable securities	8.3	8.4
Computer equipment, software, furniture and leasehold improvements, net	84.3	80.2
Purchased technologies, net	60.6	64.4
Goodwill	447.6	443.4
Deferred income taxes, net	39.8	51.3
Other assets	76.0	79.4
	$2,140.0	$2,208.9

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$73.7	$79.3
Accrued compensation	90.5	162.4
Accrued income taxes	18.8	14.4
Deferred revenues	431.3	400.7
Borrowings under line of credit	40.0	-
Other accrued liabilities	80.2	89.7
Total current liabilities	734.5	746.5

Deferred revenues	118.4	105.4
Long term income taxes payable	93.1	86.5
Other liabilities	58.6	40.0

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock and additional paid-in capital	962.7	998.3
Accumulated other comprehensive income (loss)	20.1	13.8
Retained earnings	152.6	218.4
Total stockholders' equity	1,135.4	1,230.5
	$2,140.0	$2,208.9

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	April 30,
	2008	2007
	(Unaudited)

Operating Activities
Net income	$94.6	$83.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16.9	14.2
Stock-based compensation expense	25.2	14.8
Changes in operating assets and liabilities, net of business combinations	48.6	79.3
Net cash provided by operating activities	185.3	191.6

Investing Activities
Purchases of available-for-sale marketable securities	(2.1)	(447.7)
Sales and maturities of available-for-sale marketable securities	0.8	358.0
Capital and other expenditures	(13.4)	(6.8)
Capitalization of software development costs	(1.0)	-
Business combinations, net of cash acquired	0.2	-
Net cash used in investing activities	(15.5)	(96.5)

Financing activities
Proceeds from issuance of common stock, net of issuance costs	35.3	-
Borrowings under line of credit	39.9	-
Repurchases of common stock	(256.5)	-
Net cash used in financing activities	(181.3)	-

Effect of exchange rate changes on cash and cash equivalents	2.7	1.3

Net increase in cash and cash equivalents	(8.8)	96.4
Cash and cash equivalents at beginning of year	917.9	665.9
Cash and cash equivalents at end of period	$909.1	$762.3

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenues, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, employee tax reimbursements related to our stock option review, litigation expenses, in-process research and development expenses, restructuring expenses, amortization of purchased intangibles, investment impairment and income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended
	April 30,
	2008	2007
	(Unaudited)

GAAP cost of license and other revenues	$55.8	$50.5
SFAS 123R stock-based compensation expense	(1.0)	(0.6)
Amortization of developed technology	(3.6)	(2.1)
Employee tax reimbursements related to stock option review	-	(1.1)
Non-GAAP cost of license and other revenues	$51.2	$46.7

GAAP gross margin	$541.0	$455.9
SFAS 123R stock-based compensation expense	1.0	0.6
Amortization of developed technology	3.6	2.1
Employee tax reimbursements related to stock option review	-	1.1
Non-GAAP gross margin	$545.6	$459.7

GAAP marketing and sales	$223.9	$192.5
SFAS 123R stock-based compensation expense	(10.5)	(6.1)
Employee tax reimbursements related to stock option review	-	(4.8)
Non-GAAP marketing and sales	$213.4	$181.6

GAAP research and development	$143.7	$114.7
SFAS 123R stock-based compensation expense	(8.4)	(4.9)
Employee tax reimbursements related to stock option review	-	(4.4)
Non-GAAP research and development	$135.3	$105.4

GAAP general and administrative	$53.5	$47.3
SFAS 123R stock-based compensation expense	(5.3)	(3.2)
Amortization of customer relationships and trademarks	(2.9)	(1.9)
Employee tax reimbursements related to stock option review	-	(1.7)
Non-GAAP general and administrative	$45.3	$40.5

GAAP operating expenses	$421.1	$354.5
SFAS 123R stock-based compensation expense	(24.2)	(14.2)
Employee tax reimbursements related to stock option review	-	(10.9)
Amortization of customer relationships and trademarks	(2.9)	(1.9)
Non-GAAP operating expenses	$394.0	$327.5

GAAP income from operations	$119.9	$101.4
SFAS 123R stock-based compensation expense	25.2	14.8
Employee tax reimbursements related to stock option review	-	12.0
Amortization of developed technology	3.6	2.1
Amortization of customer relationships and trademarks	2.9	1.9
Non-GAAP income from operations	$151.6	$132.2

GAAP provision for income taxes	$(32.2)	$(27.9)
Income tax effect on difference between GAAP and non- GAAP total costs and expenses at a normalized rate	(9.1)	(7.3)
Non-GAAP provision for income taxes	$(41.3)	$(35.2)

GAAP net income	$94.6	$83.3
SFAS 123R stock-based compensation expense	25.2	14.8
Employee tax reimbursements related to stock option review	-	12.0
Amortization of developed technology	3.6	2.1
Amortization of customer relationships and trademarks	2.9	1.9
Income tax effect on difference between GAAP and non- GAAP total costs and expenses at a normalized rate	(9.1)	(7.3)
Non-GAAP net income	$117.2	$106.8

GAAP diluted net income per share	$0.41	$0.34
SFAS 123R stock-based compensation expense	0.11	0.06
Employee tax reimbursements related to stock option review	-	0.05
Amortization of developed technology	0.01	0.01
Amortization of customer relationships and trademarks	0.01	0.01
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(0.04)	(0.03)
Non-GAAP diluted net income per share	$0.50	$0.44

GAAP diluted shares used in per share calculation	232.6	243.8
Impact of SFAS 123R on diluted shares	0.3	1.3
Non-GAAP diluted shares used in per share calculation	232.9	245.1

Other Supplemental Financial Information (1)
Fiscal Year 2009	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2009
Financial Statistics (in millions, except per share data):
Total net revenues	$599				$599
License and other revenues	$432				$432
Maintenance revenues	$167				$167

Gross Margin - GAAP	90%				90%
Gross Margin - Non-GAAP	91%				91%

GAAP Operating Expenses	$421				$421
GAAP Operating Margin	20%				20%
GAAP Net Income	$95				$95
GAAP Diluted Net Income Per Share	$0.41				$0.41

Non-GAAP Operating Expenses (2)(3)	$394				$394
Non-GAAP Operating Margin (2)(4)	25%				25%
Non-GAAP Net Income (2)(5)	$117				$117
Non-GAAP Diluted Net Income Per Share (2)(6)	$0.50				$0.50

Total Cash and Marketable Securities	$950				$950
Days Sales Outstanding	51				51
Capital Expenditures	$13				$13
Cash from Operations	$185				$185
GAAP Depreciation and Amortization	$17				$17

Revenue by Geography (in millions):
Americas	$191				$191
Europe	$259				$259
Asia/Pacific	$149				$149

Revenue by Segment (in millions):
Platform Solutions and Emerging Business and Other	$278				$278
Architecture, Engineering and Construction	$129				$129
Manufacturing Solutions	$119				$119
Media and Entertainment	$67				$67
Other	$6				$6

Other Revenue Statistics:
% of Total Rev from AutoCAD, AutoCAD upgrades and AutoCAD LT	41%				41%
% of Total Rev from 3D design products	24%				24%
% of Total Rev from Emerging Economies	17%				17%
Upgrade Revenue (in millions)	$61				$61

Deferred Maintenance Revenue (in millions):
Deferred Maintenance Revenue Balance	$474				$474

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign
Currencies Compared to Comparable Prior Year Period (in millions):
FX Impact on Total Net Revenues	$41				$41
FX Impact on Total Operating Expenses	$(14)				$(14)
FX Impact on Total Net Income	$27				$27

Gross Margin by Segment (in millions):
Platform Solutions and Emerging Business and Other	$263				$263
Architecture, Engineering and Construction	$119				$119
Manufacturing Solutions	$110				$110
Media and Entertainment	$50				$50
Unallocated amounts	$(1)				$(1)

Common Stock Statistics:
GAAP Shares Outstanding	223,616,000				223,616,000
GAAP Fully Diluted Weighted Average Shares Outstanding	232,607,000				232,607,000
Shares Repurchased	8,001,000				8,001,000

Installed Base Statistics:
Total AutoCAD-based Installed Base	4,377,000				4,377,000
Total Inventor Installed Base	794,000				794,000
Total Maintenance Installed Base	1,587,000				1,587,000

(1) Totals may not agree with the sum of the components due to rounding.
(2) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenues, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, employee tax reimbursements related to our stock option review, litigation expenses, in-process research and development expenses, restructuring expenses, amortization of purchased intangibles, investment impairment and income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

	Fiscal Year 2009	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2009

(3)	GAAP Operating Expenses	$421				$421
	Stock-based compensation expense	(24)				(24)
	Amortization of customer relationships and trademarks	(3)				(3)
	In-process research and development	-				-
	Non-GAAP Operating Expenses	$394				$394

(4)	GAAP Operating Margin	20%				20%
	Stock-based compensation expense	4%				4%
	Amortization of developed technology	1%				1%
	Amortization of customer relationships and trademarks	0%				0%
	In-process research and development	0%				0%
	Non-GAAP Operating Margin	25%				25%

(5)	GAAP Net Income	$95				$95
	Stock-based compensation expense	25				25
	Amortization of developed technology	4				4
	Amortization of customer relationships and trademarks	3				3
	In-process research and development	-				-
	Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(9)				(9)
	Non-GAAP Net Income	$117				$117

(6)	GAAP Diluted Net Income Per Share	$0.41				$0.41
	Stock-based compensation expense	0.11				0.11
	Amortization of developed technology	0.01				0.01
	Amortization of customer relationships and trademarks	0.01				0.01
	In-process research and development	-				-
	Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(0.04)				(0.04)
	Non-GAAP Diluted Net Income Per Share	$0.50				$0.50